    As filed with the Securities and Exchange Commission on August 20, 2001
                                                      Registration No. 333-66088

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1

                                       TO

                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

              DYNEGY INC.                       DYNEGY CAPITAL TRUST III
 (Exact Name of Registrant as Specified  (Exact Name of Registrant as Specified
            in its Charter)                          in its Charter)

               74-2928353                              76-6173313
  (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)
                Illinois                                Delaware
        (State of incorporation)                 (State of organization)

       1000 Louisiana, Suite 5800                   c/o Dynegy Inc.
          Houston, Texas 77002                 1000 Louisiana, Suite 5800
             (713) 507-6400                       Houston, Texas 77002
                                                     (713) 507-6400
   (Address, including zip code, and       (Address, including zip code, and
 telephone number, including area code,  telephone number, including area code,
  of Registrant's principal executive     of Registrant's principal executive
                office)                                 office)

       Kenneth E. Randolph, Esq.                    with a copy to:
       Executive Vice President,                 Vinson & Elkins L.L.P.
     General Counsel and Secretary              1001 Fannin, Suite 2300
       1000 Louisiana, Suite 5800              Houston, Texas 77002-6760
          Houston, Texas 77002             Attn: Keith R. Fullenweider, Esq.
             (713) 507-6400                          (713) 758-2838
(Name, address, including zip code, and           (713) 615-5855 (fax)
 telephone number, including area code,
         of agent for service)

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                EXPLANATORY NOTE

   This amendment is being filed solely to complete Part II of this Registration Statement and include the exhibits that were not previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

      Registration fee................................................ $132,188
      Legal fees and expenses.........................................  150,000
      Accounting fees and expenses....................................   40,000
      Printing and engraving expenses.................................   75,000
      Trustee's fees and expenses.....................................   20,000
      Depositary's fees and expenses..................................   10,000
      Rating agency fees..............................................  100,000
      Miscellaneous expenses..........................................   20,000
                                                                       --------
        Total......................................................... $547,188
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the registrant has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any Bylaws, agreement, vote of shareholders or otherwise.

   Section 8.75 also authorizes the registrant to buy and maintain insurance on behalf of any director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

   Our Articles of Incorporation require indemnification of directors and officers, and our Bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the Articles of Incorporation authorize us to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Articles of Incorporation.

   Section 8.3 of the merger agreement relating to the business combination of Dynegy Holdings and Illinova provides for indemnification by the Company under certain circumstances of the directors, officers and certain employees of Dynegy Holdings and Illinova. Additionally, the merger agreement provides that the Company will maintain Dynegy Holdings' and Illinova's existing officers' and directors' insurance policies or provide substantially similar insurance coverage for at least six years.

   The form of Amended and Restated Declaration of Trust provides that the Company will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The form of Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by the Company in certain circumstances.

   The form of Amended and Restated Declaration of Trust also provides that the Company will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16. EXHIBITS

   **1.1  --  Proposed Form of Underwriting Agreement.

     4.1 -- Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Company's Definitive Proxy
              Statement on Schedule 14A filed with the SEC on April 25, 2001).

     4.2 -- Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended
              December 31, 1999).

   **4.3  --  Form of Senior Debt Securities.

  ***4.4  --  Form of Indenture by and between the Company and Bank One Trust
              Company, National Association.

  ***4.5  --  Form of Subordinated Debt Indenture between the Company and Bank
              One Trust Company, National Association.

     4.6 -- Certificate of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed with the SEC on March 1, 2000).

     4.7 -- Declaration of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-3 filed with the SEC on March 1, 2000).

  ***4.8  --  Form of Amended and Restated Declaration of Trust of Dynegy
              Capital Trust III.

  ***4.9  --  Form of Trust Preferred Security Certificate for Dynegy Capital
              Trust III (included in Exhibit 4.8).

  ***4.10 --  Form of Debenture Indenture between the Company and Bank One
              Trust Company, National Association, as Trustee.

  ***4.11 --  Form of Trust Debentures of the Company (included in Exhibit
              4.10).

  ***4.12 --  Form of Guarantee in respect of Dynegy Capital Trust III, with respect to the Trust Preferred Securities.

   **4.13 --  Form of Warrants.

   **4.14 --  Form of Depositary Agreement.

   **4.15 --  Form of Depositary Receipt.

   **4.16 --  Form of Stock Purchase Contracts.

   **4.17 --  Form of Stock Purchase Units.

   **4.18 --  Form of Subordinated Debt Securities.

    *5.1 -- Opinion of Vinson & Elkins L.L.P., as to the validity of the debt securities.

  ***5.2  --  Opinion of Richards, Layton & Finger P.A., as to the validity of the trust preferred securities.

    *5.3 -- Opinion of Bell, Boyd & Lloyd LLC as to the validity of the equity securities (other than the trust preferred securities).

    12.1 -- Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

 ***12.2  --  Computation of Ratio of Earnings to Fixed Charges for the Three
              Months Ended March 31, 2001.

 ***23.1  --  Consent of Arthur Andersen LLP.

   *23.2  --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

 ***23.3  --  Consent of Richards, Layton & Finger P.A. (included in Exhibit
              5.2).

   *23.4  --  Consent of Bell, Boyd & Lloyd LLC (included in Exhibit 5.3).

 ***24.1 --  Powers of Attorney.

 ***25.1 --  Form T-1 Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939 of Debt Trustee under the Senior Debt
             Indenture.

 ***25.2 --  Form T-1 Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939 of Debt Trustee under the Subordinated
             Debt Indenture.

 ***25.3 --  Form T-1 Statement of Eligibility of Debenture Trustee and
             Qualification under the Trust Indenture Act of 1939 under the Debenture Indenture.

 ***25.4 --  Form T-1 Statement of Eligibility of Debenture Trustee and
             Qualification under the Trust Indenture Act of 1939 under the Guarantee with respect to the Amended and Restated Declaration of Trust.

 ***25.5 --  Form T-1 Statement of Eligibility of Debenture Trustee and
             Qualification under the Trust Indenture Act of 1939 under the Trust Preferred Securities.

--------
*  Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.

*** Filed previously.

ITEM 17. UNDERTAKING

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 2001.

                                          Dynegy Inc.

                                          By: /s/ C.L. Watson
                                              ----------------------------------
                                              C.L. Watson
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              Director

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2001.

           Name and Signature                            Title
           ------------------                            -----

                   *                    Chairman of the Board, Chief Executive
 ______________________________________  Officer and Director (Principal
              C.L. Watson                Executive Officer)

                   *                    President and Chief Operating Officer,
 ______________________________________  Director
          Stephen W. Bergstrom

                   *                    Senior Vice President and Chief
 ______________________________________  Financial Officer (Principal
          Robert D. Doty, Jr.            Financial Officer)

                   *                    Senior Vice President and Controller
 ______________________________________  (Principal Accounting Officer)
            Michael R. Mott

                   *                    Director
 ______________________________________
           Charles E. Bayless

                   *                    Director
 ______________________________________
           Darald W. Callahan

                   *                    Director
 ______________________________________
          Michael D. Capellas

                   *                    Director
 ______________________________________
          Daniel L. Dienstbier

                   *                    Director
 ______________________________________
           Patricia M. Eckert

           Name and Signature                            Title
           ------------------                            -----

                   *                    Director
 ______________________________________
             Jerry Johnson

                   *                    Director
 ______________________________________
           George L. Kirkland

                   *                    Director
 ______________________________________
              R. H. Matzke

                   *                    Director
 ______________________________________
           H. John Riley, Jr.

                   *                    Director
 ______________________________________
           Sheli Z. Rosenberg

                   *                    Director
 ______________________________________
             Joe J. Stewart

                   *                    Director
 ______________________________________
            J. Otis Winters

*By: /s/ Lisa Q. Metts.
     ------------------------------
     Lisa Q. Metts
     Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 2001.

                                          Dynegy Capital Trust III

                                          By: Dynegy Inc., as Sponsor

                                          By: /s/ C.L. Watson
                                              ----------------------------------
                                              C.L. Watson
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              Director